UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2016
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On June 30, 2016, Comstock Mining Inc. (the “Company”) announced second quarter 2016 selected operational and financial highlights.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K. This Form 8-K and Exhibit 99.1 are each being furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Item 2.02 of Form 8-K and are therefore not to be considered “filed” with the SEC.

Item 8.01 Other Events.

On June 28, 2016, the Company entered into a Sales Agreement (the “Sales Agreement”) with International Assets Advisory LLC, as agent (“IAA”), pursuant to which the Company may offer and sell shares of the Company’s common stock, par value $0.000666 per share (the “Common Stock”), having an aggregate offering price of up to $5,000,000 (the “Shares”). Any Shares offered and sold will be issued pursuant to the Company’s shelf registration statement on Form S-3 (and the related prospectus) declared effective by the SEC on February 5, 2016, with an expiration date of February 5, 2019.

Under the Sales Agreement, IAA may sell Shares by any method permitted by law and deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE MKT or on any other existing trading market for the Common Stock, sales to or through a market maker or sales in privately negotiated transactions.

The Company is not obligated to make any sales of Shares under the Sales Agreement, and if it elects to make any sales, the Company can set a minimum sales price for the Shares. The offering of Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by IAA or the Company, as permitted therein.

The Company will pay IAA a commission rate of up to 2.5% of the gross sales price per share sold, subject to an agreed upon minimum per share commission, and has agreed to reimburse IAA for certain specified expenses in connection with entering into the Sales Agreement. We have also agreed to provide indemnification and contribution to IAA with respect to certain liabilities, including liabilities under the Securities Act.

The opinion of the Company’s counsel regarding the validity of the Shares is also filed herewith as Exhibit 5.1. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

5.1	Opinion of McDonald Carano Wilson LLP regarding the validity of the Shares.
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)
99.1	Press release dated June 30, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: June 30, 2016	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Executive Chairman

EXHIBIT INDEX

5.1	Opinion of McDonald Carano Wilson LLP.
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1).
99.1	Press release dated June 30, 2016.